Exhibit 10.2

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of June 10, 2015, is by and among ADVANCED MICRO DEVICES, INC., a Delaware corporation (“Parent”), AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation (“AMDISS”; together with Parent each, individually, a “Borrower” and, collectively, the “Borrowers”), ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation (the “Canadian Guarantor” and together with the Borrowers, the “Obligors”), the Lenders (as defined below) party hereto, and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement (defined below).

W I T N E S S E T H

WHEREAS, the Obligors, certain banks and financial institutions from time to time party thereto (the “Lenders”), and the Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 14, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Obligors have requested that Agent, with the consent of the Required Lenders, amend certain provisions of the Loan Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Loan Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO LOAN AGREEMENT

1.1    Amendments to Definitions.

(a)    Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Permitted Account Debtor”: any Account Debtor that Agent in its Permitted Discretion has approved for the sale of Accounts to a Qualified Factor pursuant to a Qualified Factor Arrangement.
“Qualified Factor”: any bank or other financial institution approved by Agent in its Permitted Discretion.

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“Qualified Factor Accounts”: in connection with any Qualified Factor Arrangement, Accounts owing by the applicable Permitted Account Debtor (or any parent or other Affiliate thereof that has undertaken to make payment), together with all proceeds thereof (including “proceeds” as defined in the UCC) and all rights of the seller of such Accounts to enforce such Accounts.
“Qualified Factor Arrangement”: a supply chain finance arrangement entered into by an Obligor and disclosed in writing to Agent, pursuant to which such Obligor agrees to assign from time to time to a Qualified Factor its right, title and interest in certain of such Obligor’s Accounts owing from a Permitted Account Debtor, provided, that in connection therewith, the applicable agreements and other documentation entered into with respect to such arrangement satisfies all of the following conditions as determined by Agent in its Permitted Discretion: (a) such Obligor does not grant (and the Qualified Factor does not otherwise obtain) any Liens on any Collateral other than Qualified Factor Accounts; (b) the applicable agreements and other documentation entered into with respect to such arrangement are in form and substance satisfactory to Agent in its Permitted Discretion; (c) Qualified Factor Accounts sold pursuant to the terms of a Qualified Factor Arrangement shall be identified as Accounts that are not Eligible Accounts on any Borrowing Base Certificate delivered to Agent until such Accounts are no longer outstanding; (d) the purchase price with respect to any Qualified Factor Account is concurrently paid in cash to a Subject Account and such payment shall not be less than 97% of the original invoiced amount (net of any credit notes applied by the applicable Permitted Account Debtor) of such Qualified Factor Account; (e) Agent and the Qualified Factor shall have entered into an agreement setting forth the conditions upon which Agent’s liens in the Qualified Factor Account will be released, which agreement shall be in form and substance satisfactory to Agent in its Permitted Discretion; and (f) the aggregate face amount of outstanding Qualified Factor Accounts permitted to be held by such Qualified Factor at any time shall be subject to a limit (the “Qualified Factor Maximum Amount”), which, together with the Qualified Factor Maximum Amount for each other Qualified Factor (if any), shall not exceed $80,000,000 in the aggregate. Anything in this Agreement to the contrary notwithstanding, effective immediately upon the occurrence of an Event of Default, Obligors shall no longer be able to sell any Qualified Factor Accounts under any Qualified Factor Arrangements.
(b)    The definition of “Eligible Accounts” in Section 1.1 of the Loan Agreement is hereby amended by (i) replacing the “; or” at the end of clause (p) thereof with “;”; (ii) replacing the “.” at the end of clause (q) thereof with “; or”; and (iii) adding the following as a new clause (r) immediately after clause (q):
(r)    it has been purchased by a factor or other Person (including a Qualified Factor) or it is subject to purchase (even if it has not yet been purchased) pursuant to a factoring arrangement or supply chain finance arrangement, other than pursuant to a Qualified Factor Arrangement, provided that, anything herein to the contrary notwithstanding, effective immediately upon any sale of Qualified Factor Accounts to a Qualified Factor pursuant to a Qualified Factor Arrangement, the definition of Eligible Accounts shall exclude such Qualified Factor Accounts and the Accounts Formula Amount shall be adjusted accordingly by excluding such sold Qualified Factor Accounts under the most recently delivered Borrowing Base Certificate.
(c)    The definition of “Permitted Asset Disposition” in Section 1.1 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

“Permitted Asset Disposition”: as long as no Event of Default exists, an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business so long as all Net Proceeds of such disposition are remitted to a Subject Account; (b) a disposition of Equipment or other Property which is not Collateral; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business so long as all Net Proceeds of such disposition are remitted to a

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Subject Account; (d) termination of a lease of real or personal Property that could not reasonably be expected to have a Material Adverse Effect; (e) the sale of Qualified Factor Accounts (for which the purchase price is concurrently with such sale remitted in cash to a Subject Account) pursuant to a Qualified Factor Arrangement so long as (i) the Obligors have complied with Section 10.1.2(g) with respect to such sale and (ii) immediately before and immediately after giving effect to such sale the sum of Availability plus the amount of Domestic Cash is greater than $250,000,000 in the aggregate; or (f) approved in writing by Agent and Required Lenders.

1.2    Amendments to Financial and Other Information Reporting Covenants. Section 10.1.2 of the Loan Agreement is hereby amended to (a) revise the existing reference to Section 10.1.2(g) of the Loan Agreement to become Section 10.1.2(h), and (b) add the following as a new Section 10.1.2(g) of the Loan Agreement immediately before Section 10.1.2(h):

(g)    provide (or cause the applicable Qualified Factor to provide) to Agent, in each case in form and substance satisfactory to Agent: (i) not later than three (3) Business Days’ prior to any sale, or submission of such sale pursuant to the terms of a Qualified Factor Arrangement, of Qualified Factor Accounts, notice of such sale or submission together with (A) an itemized list of all Qualified Factor Accounts owing by the applicable Permitted Account Debtor to be sold to the applicable Qualified Factor pursuant to such sale, (B) an itemized list of all Qualified Factor Accounts owing by such Permitted Account Debtor that will be owned by any Obligor immediately following such sale, and (C) if requested by Agent, evidence that, immediately before and immediately after giving effect to such sale or submission, the sum of Availability plus the amount of Domestic Cash will be greater than $250,000,000 in the aggregate; (ii) not later than ten (10) Business Days after such return or reclamation, a listing of all items of Inventory relating to any Accounts sold to any Qualified Factor that are returned to, or reclaimed by, any Obligor, whether as a result of rejection, revocation of acceptance, repudiation or otherwise; and (iii) such other information as Agent may reasonably request from time to time in connection with the Obligors’ Qualified Factor Arrangements. The Obligors shall cause all proceeds from the sale of the Qualified Factor Accounts to be deposited concurrently in a Subject Account.

1.3    Amendments to Permitted Liens. Section 10.2.2(a) of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

(a)    Create or suffer to exist (or permit to exist) any Lien upon (1) Accounts, Inventory, Subject Accounts, Dominion Account, or the proceeds thereof, except Permitted Liens described in clauses (i), (iii), (iv), (vii), (ix), or (xii) below; (2) any assets of any Subsidiary that is party to any Specified Supplier Agreement or any Subsidiary Inventory Agreement if such Lien secures any obligations of such Subsidiary for Borrowed Money; or (3) any of its Property (other than Accounts or Inventory or the proceeds thereof) at any time when the Payment Conditions are not satisfied, except with respect to this clause (3) the following (collectively, “Permitted Liens”):

(i)    (A) Liens in favor of Agent and (B) Liens in favor of other providers of Credit Facilities (or their representatives) so long as (1) if such Credit Facilities are secured by any Collateral, then (x) such Liens are subject to an Intercreditor Agreement and (y) Liens on any Collateral must be junior to the Liens on Collateral securing the Obligations, and (2) the aggregate principal amount of all such Debt under such Credit Facilities (including under this Agreement) at any one time outstanding does not exceed $1,500,000,000;

(ii)     Purchase Money Liens securing Permitted Purchase Money Debt;

(iii)    Liens for Taxes not yet due or being Properly Contested;

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(iv)    (A) statutory Liens (other than Liens for Taxes or imposed under ERISA) on Collateral arising in the Ordinary Course of Business, but only if (1) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (2) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary and (B) statutory Liens on Property (other than Collateral) that could not reasonably be expected to have a Material Adverse Effect;

(v)    Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are, to the extent relating to the Collateral, at all times junior to Agent’s Liens;

(vi)    Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(vii)    (A) Liens on Collateral arising by virtue of a judgment or judicial order against any Obligor, or any Property of an Obligor, as long as such Liens are (1) in existence for less than 20 consecutive days or being Properly Contested, and (2) at all times junior to Agent’s Liens and (B) Liens on Property (other than Collateral) arising by virtue of a judgment or judicial order against any Obligor, or any Property of an Obligor, as long as such Liens, judgment, or judicial order could not reasonably be expected to have a Material Adverse Effect;

(viii)    easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any material monetary obligation and do not interfere with the Ordinary Course of Business;

(ix)    normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(x)    other Liens securing obligations that are less than $25,000,000 in the aggregate as long as such Liens could not reasonably be expected to have a Material Adverse Effect;

(xi)    existing Liens shown on Schedule 10.2.2 or Liens incurred at a time when the Payment Conditions were satisfied immediately before and immediately after giving effect to such incurrence, as applicable; and

(xii)    Liens in favor of Qualified Factors on Qualified Factor Accounts arising pursuant to any Qualified Factoring Arrangement.

1.4    Amendments to Permitted Asset Dispositions. Section 10.2.6 of the Loan Agreement is hereby amended so that it reads, in its entirety, as follows:

10.2.6.    Disposition of Assets. (a) make any Asset Disposition, except (i) a Permitted Asset Disposition, (ii) a transfer of Property by an Obligor to an Obligor, (iii) a transfer of Property (other than Collateral, except as permitted by clause (c) below) by an Obligor to a Subsidiary, (iv) an Asset Disposition permitted by clause (c) below, or (v) an Asset Disposition at a time when the Payment Conditions were satisfied immediately before and after giving effect thereto, (b) sell, factor, securitize, or otherwise transfer Accounts or any Obligor’s rights therein, or enter into any arrangement to do the foregoing, other than (i) the granting of Liens or other transfers to the Agent pursuant to the Loan Documents and (ii) the sale of Qualified Factor Accounts in a Permitted Asset Disposition pursuant to clause (e) of the definition thereof, or (c) sell or otherwise transfer Inventory or any Obligor’s rights therein, or enter into any arrangement to do the foregoing, other than (i) the granting of Liens or other transfers to the Agent pursuant to the Loan Documents, (ii) the granting of Liens permitted

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by Section 10.2.2(a)(i), (iii) the sale, assignment or other transfer of Inventory to customers in the Ordinary Course of Business, and (iv) the sale or transfer of Inventory to Subsidiaries of Parent in the Ordinary Course of Business so long as such Subsidiary is party to, and such Inventory is subject to, a Subsidiary Inventory Agreement.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)    Executed Amendment. The Agent shall have received a copy of this Amendment duly executed by each of the Obligors, the Required Lenders and the Agent.

(b)    Default. Before and after giving effect to this Amendment, no Default or Event of Default shall exist.

(c)    Fees and Expenses. The Agent shall have received from the Borrowers (or shall be satisfied with arrangements made for the payment thereof) such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby pursuant to the terms of the Loan Agreement, provided, that neither Agent nor any Lender shall be entitled to a fee in respect of this Amendment.

ARTICLE III
MISCELLANEOUS

3.1    Notice Regarding Concentration Limits. The Agent hereby notifies the Lenders that prior to the Amendment Effective Date it increased the concentration limits in clause (c) of the definition of “Eligible Accounts” for Hewlett-Packard, Lenovo, Sony, and Microsoft, and their respective Subsidiaries, to each be 35%, respectively, pursuant to the discretion granted to the Agent thereunder. This notice is provided as a courtesy only and shall not be deemed to be a course of dealing so as to require notice of any future concentration limit increases made pursuant to such discretion.

3.2    Amended Terms. On and after the Amendment Effective Date, all references to the Loan Agreement in each of the Loan Documents shall hereafter mean the Loan Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.3    Representations and Warranties of Obligors. Each of the Obligors represents and warrants as follows:

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(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Obligor and constitutes such Obligor’s legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Obligor of this Amendment that has not already been obtained or made.

(d)    The representations and warranties set forth in Section 9 of the Loan Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)    Immediately before and after giving effect to this Amendment, no event has or will have occurred and be continuing which constitutes a Default or an Event of Default.

3.4    Reaffirmation of Obligations. Each Obligor hereby ratifies the Loan Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Loan Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

3.5    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Loan Agreement.

3.6    Expenses. The Borrowers agree to pay costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment pursuant to the terms of the Loan Agreement.

3.7    Further Assurances. The Obligors agree to promptly take such action, upon the request of the Agent, as is necessary to carry out the provisions of this Amendment.

3.8    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.9    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Without limiting the foregoing, upon the request of any

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party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

3.10    No Actions, Claims, Etc. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Loan Agreement on or prior to the date hereof.

3.11    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

3.12    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.14    Consent to Forum; Service of Process; Waiver of Jury Trial. The provisions set forth in Sections 14.15 and 14.16 of the Loan Agreement are hereby incorporated by reference, mutatis mutandis.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

OBLIGORS:	ADVANCED MICRO DEVICES, INC., a Delaware corporation

By:/s/ Devinder Kumar
Name: Devinder Kumar
Title: Senior Vice President, Chief
Financial Officer and Treasurer

AMD INTERNATIONAL SALES & SERVICE, LTD., a Delaware corporation

By:/s/Devinder Kumar
Name: Devinder Kumar
Title Chief Financial Officer

ATI TECHNOLOGIES ULC, an Alberta unlimited liability corporation

By:/s/Devinder Kumar
Name: Devinder Kumar
Title: CEO and President

[AMD – First Amendment to A/R Loan and Security Agreement]
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AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender

By:/s/ Ron Bornstein
Name: Ron Bornstein
Title: Senior Vice President

[AMD – First Amendment to A/R Loan and Security Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/Minna Lee
Name: Minna Lee
Title: Authorized Signatory

[AMD – First Amendment to A/R Loan and Security Agreement]

BARCLAYS BANK PLC, as a Lender

By:/s/Luke Syme
Name: Luke Syme
Title: Assistant Vice President

[AMD – First Amendment to A/R Loan and Security Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:/s/Donatus Anusionwu
Name: Donatus Anusionwu
Title: Vice President

[AMD – First Amendment to A/R Loan and Security Agreement]